Exhibit 99.1

Academy Sports + Outdoors Reports Third Quarter 2023 Results

Third Quarter GAAP Diluted EPS of $1.31, or $1.38 Adjusted Diluted EPS

Net Sales Decline (6.4)%; Comparable Sales Decline (8.0)%

The Company Opened Five New Stores During the Third Quarter and a Total of 14 in 2023

New $600 Million Share Repurchase Program Announced

KATY, TEXAS (Globe Newswire — November 30, 2023) – Academy Sports and Outdoors, Inc. (Nasdaq: ASO) ("Academy" or the "Company") today announced its financial results for the third quarter date ended October 28, 2023.

"Our sales and net earnings for the third quarter came in below expectations, primarily driven by weakening consumer sentiment coupled with above normal temperatures that negatively impacted demand for Fall product. Over the past year we have seen customers change their shopping patterns and aggregate trips into the key shopping moments on the calendar and we expect to see this pattern continue this holiday season," said Chief Executive Officer, Steve Lawrence. "During the fourth quarter, we are focused on providing excellent customer service, offering new and innovative gifts and driving traffic to our stores and website with aggressive marketing that features the outstanding values we are offering our customers to help them stretch their wallets as they celebrate this holiday season with their families. Beyond this holiday, we remain focused on executing our long-term strategy and investing in our growth initiatives. We believe that we have a solid operating model, a strong value position and deep customer affinity that will allow us to continue to grow and expand our footprint.”

Third Quarter Operating Results ($ in millions, except per share data)	Thirteen Weeks Ended		Change
	October 28, 2023	October 29, 2022%
Net sales	$1,397.8	$1,493.9	(6.4)%
Comparable sales	(8.0)%	(7.2)%
Income before income tax	$129.9	$169.9	(23.5)%
Net Income	$100.0	$131.7	(24.1)%
Adjusted net income (1)	$104.7	$136.2	(23.1)%
Earnings per common share, diluted	$1.31	$1.62	(19.1)%
Adjusted earnings per common share, diluted (1)	$1.38	$1.67	(17.4)%

Year-to-Date Operating Results ($ in millions, except per share data)	Thirty-Nine Weeks Ended		Change
	October 28, 2023	October 29, 2022%
Net sales	$4,364.5	$4,648.6	(6.1)%
Comparable sales	(7.6)%	(6.9)%
Income before income tax	$451.9	$612.2	(26.2)%
Net Income	$351.0	$470.3	(25.4)%
Adjusted net income (1)	$371.2	$482.2	(23.0)%
Earnings per common share, diluted	$4.51	$5.54	(18.6)%
Adjusted earnings per common share, diluted (1)	$4.77	$5.68	(16.0)%

(1) Adjusted net income and Adjusted earnings per common share, diluted, are non-GAAP measures. See "Non-GAAP Measures" and "Reconciliations of GAAP to Non-GAAP Financial Measures" below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

	As of		Change
Balance Sheet ($ in millions)	October 28, 2023	October 29, 2022%
Cash and cash equivalents	$274.8	$318.2	(13.6)%
Merchandise inventories, net	$1,492.2	$1,495.5	(0.2)%
Long-term debt, net	$583.4	$682.8	(14.6)%

	Thirty-Nine Weeks Ended		Change
Capital Allocation ($ in millions)	October 28, 2023	October 29, 2022%
Share repurchases	$201.5	$389.4	(48.3)%
Dividends paid	$20.5	$18.8	9.0%

Subsequent to the end of the third quarter, on November 29, 2023, Academy's Board of Directors declared a quarterly cash dividend of $0.09 per share of common stock. The dividend is payable on January 10, 2024, to stockholders of record as of the close of business on December 13, 2023. The Board also approved a new, three-year, $600 million share repurchase program, bringing the total amount currently available under both share repurchase programs to approximately $700 million.

Carl Ford, Chief Financial Officer, said, "In this challenging macro-economic environment, Academy remains focused on expense control and inventory management in order to maintain healthy margins and optimize cash flow. This strategy enables us to maintain a strong balance sheet as well as self-fund our strategic initiatives. We are also focused on creating shareholder value, demonstrated by the $44 million of share buybacks and $7 million of dividends paid to shareholders during the quarter."

New Store Openings
Academy opened five new stores during the third quarter and seven new stores in November, completing its annual openings for 2023. The Company opened a total of 14 stores in 2023.

2023 Outlook
Based on year-to-date results and current business trends, Academy is narrowing its guidance for fiscal 2023 as follows:

	Previous Guidance		Updated Guidance
(in millions, except per share data)	Low end	High end	Low end	High end
Net sales	$6,175.0	$6,365.0	$6,110.0	$6,170.0

Comparable sales	(7.5)%	(4.5)%	(7.5)%	(6.5)%

Gross margin rate	34.0%	34.4%	34.0%	34.2%

Income before income taxes	$675	$750	$670	$680

Net Income	$520	$575	$520	$530

Earnings per common share, diluted	$6.65	$7.35	$6.70	$6.85

Adjusted earnings per common share, diluted (1)	$6.95	$7.65	$7.05	$7.20

Diluted weighted average common shares outstanding	78.1	78.1	77.3	77.3

Capital expenditures	$200	$250	$175	$225

Adjusted free cash flow (1)	$400	$450	$300	$350

(1) Adjusted earnings per common share, diluted, and adjusted free cash flow are non-GAAP measures. See "Non-GAAP Measures" and "Reconciliations of GAAP to Non-GAAP Financial Measures" below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

The earnings per common share guidance reflects a tax rate of approximately 22.0% and does not include any potential future share repurchases.

Conference Call Info
Academy will host a conference call today at 10:00 a.m. Eastern Time to discuss its financial results. The call will be webcast at investors.academy.com. The following information is provided for those who would like to participate in the conference call:

U.S. callers            1-877-407-3982
International callers        1-201-493-6780
Passcode             13742438

A replay of the conference call will be available for approximately 30 days on the Company's website.

About Academy Sports + Outdoors
Academy is a leading full-line sporting goods and outdoor recreation retailer in the United States. Originally founded in 1938 as a family business in Texas, Academy has grown to 275 stores across 18 states as of quarter end. Academy’s mission is to provide “Fun for All” and Academy fulfills this mission with a localized merchandising strategy and value proposition that strongly connects with a broad range of consumers. Academy’s product assortment focuses on key categories of outdoor, apparel, footwear and sports & recreation through both leading national brands and a portfolio of private label brands.

Non-GAAP Measures
Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income, Adjusted Earnings per Common Share, and Adjusted Free Cash Flow have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, generally accepted accounting principles (“GAAP”). The Company believes that the presentation of these non-GAAP measures is useful to investors as it provides additional information on comparisons between periods by excluding certain items that affect overall comparability. The Company uses these non-GAAP financial measures for business planning purposes, to consider underlying trends of its business, and in measuring its performance relative to others in the market, and believes presenting these measures also provides information to investors and others for understanding and evaluating trends in the Company’s operating results or measuring performance in the same manner as the Company’s management. Non-GAAP financial measures should be considered in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The calculation of these non-GAAP financial measures may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures. For additional information on these non-GAAP financial measures, please see our Annual Report for the fiscal year ended January 28, 2023 (the "Annual Report"), which may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the "SEC"), which are accessible on the SEC's website at www.sec.gov.

See “Reconciliations of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Academy’s current expectations and are not guarantees of future performance. Forward-looking statements may incorporate words such as “believe,” “expect,” “forward,” “ahead,” “opportunities,” “plans,” “priorities,” “goals,” “future,” “short/long term,” “will,” “should,” or the negative version of these words or other comparable words. The forward-looking statements include, among other things, statements regarding the Company’s fiscal 2023 outlook, the Company’s strategic plans and financial objectives, growth of the Company’s business and operations, the Company’s payment of dividends and declaration of future dividends, including the timing and amount thereof, share repurchases by the Company, the Company's expectations regarding its future performance, and future financial condition, and other such matters, and are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory and other factors that could affect overall consumer spending or our industry, including the possible effects of ongoing macroeconomic challenges, inflation and increases in interest rates, or changes to the financial health of our customers, many of which are beyond Academy's control. These and other important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Academy's filings with the SEC, including the Annual Report and the Company’s Quarterly Report for the thirteen and thirty-nine weeks ended October 28, 2023, under the caption "Risk Factors," as may be updated from time to time in our periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. Academy undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact	Media Contact
Matt Hodges	Elise Hasbrook
VP, Investor Relations	VP, Communications
281-646-5362	281-944-6041
matt.hodges@academy.com	elise.hasbrook@academy.com

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Amounts in thousands, except per share data)

	Thirteen Weeks Ended
	October 28, 2023	Percentage of Sales (1)	October 29, 2022	Percentage of Sales (1)
Net sales	$1,397,777	100.0%	$1,493,925	100.0%
Cost of goods sold	915,136	65.5%	971,454	65.0%
Gross margin	482,641	34.5%	522,471	35.0%
Selling, general and administrative expenses	345,910	24.7%	342,949	23.0%
Operating income	136,731	9.8%	179,522	12.0%
Interest expense, net	10,930	0.8%	12,163	0.8%
Other (income), net	(4,146)	(0.3)%	(2,538)	(0.2)%
Income before income taxes	129,947	9.3%	169,897	11.4%
Income tax expense	29,969	2.1%	38,156	2.6%
Net income	$99,978	7.2%	$131,741	8.8%

Earnings Per Common Share:
Basic	$1.34		$1.67
Diluted	$1.31		$1.62

Weighted Average Common Shares Outstanding:
Basic	74,461		79,085
Diluted	76,057		81,379
(1) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Amounts in thousands, except per share data)

	Thirty-Nine Weeks Ended
	October 28, 2023	Percentage of Sales (1)	October 29, 2022	Percentage of Sales (1)
Net sales	$4,364,463	100.0%	$4,648,570	100.0%
Cost of goods sold	2,851,261	65.3%	3,008,612	64.7%
Gross margin	1,513,202	34.7%	1,639,958	35.3%
Selling, general and administrative expenses	1,039,312	23.8%	998,209	21.5%
Operating income	473,890	10.9%	641,749	13.8%
Interest expense, net	33,473	0.8%	34,240	0.7%
Other (income), net	(11,482)	(0.3)%	(4,676)	(0.1)%
Income before income taxes	451,899	10.4%	612,185	13.2%
Income tax expense	100,876	2.3%	141,837	3.1%
Net income	$351,023	8.0%	$470,348	10.1%

Earnings Per Common Share:
Basic	$4.63		$5.67
Diluted	$4.51		$5.54

Weighted Average Common Shares Outstanding:
Basic	75,809		82,901
Diluted	77,893		84,910
(1) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollar amounts in thousands, except per share data)

	October 28, 2023	January 28, 2023	October 29, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$274,827	$337,145	$318,167
Accounts receivable - less allowance for doubtful accounts of $3,102, $2,004 and $1,449, respectively	17,706	16,503	15,998
Merchandise inventories, net	1,492,219	1,283,517	1,495,464
Prepaid expenses and other current assets	110,823	47,747	44,241
Assets held for sale	—	1,763	1,763
Total current assets	1,895,575	1,686,675	1,875,633

PROPERTY AND EQUIPMENT, NET	429,648	351,424	354,014
RIGHT-OF-USE ASSETS	1,126,825	1,100,085	1,100,522
TRADE NAME	578,071	577,716	577,571
GOODWILL	861,920	861,920	861,920
OTHER NONCURRENT ASSETS	29,231	17,619	12,804
Total assets	$4,921,270	$4,595,439	$4,782,464

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$820,428	$686,472	$840,585
Accrued expenses and other current liabilities	232,046	240,169	259,179
Current lease liabilities	117,141	109,075	88,447
Current maturities of long-term debt	3,000	3,000	3,000
Total current liabilities	1,172,615	1,038,716	1,191,211

LONG-TERM DEBT, NET	583,364	584,456	682,803
LONG-TERM LEASE LIABILITIES	1,095,812	1,072,192	1,093,909
DEFERRED TAX LIABILITIES, NET	264,565	259,043	242,843
OTHER LONG-TERM LIABILITIES	11,827	12,726	12,779
Total liabilities	3,128,183	2,967,133	3,223,545

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY :
Preferred stock, $0.01 par value, authorized 50,000,000 shares; none issued and outstanding	—	—	—
Common stock, $0.01 par value, authorized 300,000,000 shares; 74,143,759; 76,711,720 and 77,959,530 issued and outstanding as of October 28, 2023, January 28, 2023, and October 29, 2022, respectively.	741	767	779
Additional paid-in capital	239,447	216,209	203,734
Retained earnings	1,552,899	1,411,330	1,354,406
Stockholders' equity	1,793,087	1,628,306	1,558,919
Total liabilities and stockholders' equity	$4,921,270	$4,595,439	$4,782,464

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Thirty-Nine Weeks Ended
	October 28, 2023	October 29, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$351,023	$470,348
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79,394	78,852
Non-cash lease expense	4,945	635
Equity compensation	26,128	15,486
Amortization of deferred loan and other costs	2,019	2,328
Deferred income taxes	5,522	25,631
Gain on disposal of property and equipment	(363)	—
Changes in assets and liabilities:
Accounts receivable, net	(1,203)	3,720
Merchandise inventories, net	(208,702)	(323,656)
Prepaid expenses and other current assets	(59,234)	798
Other noncurrent assets	(12,471)	(8,987)
Accounts payable	128,301	95,183
Accrued expenses and other current liabilities	(5,508)	(39,196)
Income taxes payable	(7,910)	(12,332)
Other long-term liabilities	(899)	359
Net cash provided by operating activities	301,042	309,169

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(151,963)	(79,454)
Purchases of intangible assets	(354)	(357)
Proceeds from the sale of property and equipment	2,126	—
Net cash used in investing activities	(150,191)	(79,811)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of Term Loan	(2,250)	(2,250)
Proceeds from exercise of stock options	13,444	11,559
Proceeds from issuance of common stock under employee stock purchase program	2,887	2,797
Taxes paid related to net share settlement of equity awards	(6,635)	(1,078)
Repurchase of common stock for retirement	(200,072)	(389,436)
Dividends paid	(20,543)	(18,781)
Net cash used in financing activities	(213,169)	(397,189)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(62,318)	(167,831)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	337,145	485,998
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$274,827	$318,167

ACADEMY SPORTS AND OUTDOORS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Adjusted EBITDA and Adjusted EBIT

We define “Adjusted EBITDA” as net income (loss) before interest expense, net, income tax expense and depreciation, amortization, and impairment, and other adjustments included in the table below. We define “Adjusted EBIT” as Adjusted EBITDA less depreciation and amortization. We describe these adjustments reconciling net income (loss) to Adjusted EBITDA and Adjusted EBIT in the following table (amounts in thousands):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Net income	$99,978	$131,741	$351,023	$470,348
Interest expense, net	10,930	12,163	33,473	34,240
Income tax expense	29,969	38,156	100,876	141,837
Depreciation and amortization	27,373	27,000	79,394	78,852
Equity compensation (a)	6,245	5,829	26,128	15,486
Adjusted EBITDA (b)	$174,495	$214,889	$590,894	$740,763
Less: Depreciation and amortization	(27,373)	(27,000)	(79,394)	(78,852)
Adjusted EBIT (b)	$147,122	$187,889	$511,500	$661,911

(a)	Represents non-cash charges related to equity-based compensation, which vary from period to period depending on certain factors such as timing and valuation of awards, achievement of performance targets and equity award forfeitures.
(b)
Effective January 28, 2023, we no longer exclude pre-opening expenses from our computations of Adjusted EBITDA and Adjusted EBIT. Adjusted EBITDA and Adjusted EBIT for the thirteen and thirty-nine weeks ended October 29, 2022 have been revised to the current period computation methodology.

Adjusted Net Income and Adjusted Earnings Per Common Share
We define “Adjusted Net Income” as net income (loss) plus other adjustments included in the table below, less the tax effect of these adjustments. We define “Adjusted Earnings per Common Share, Basic” as Adjusted Net Income divided by the basic weighted average common shares outstanding during the period and “Adjusted Earnings per Common Share, Diluted” as Adjusted Net Income divided by the diluted weighted average common shares outstanding during the period. We describe these adjustments reconciling net income (loss) to Adjusted Net Income, and Adjusted Earnings Per Common Share in the following table (amounts in thousands, except per share data):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Net income	$99,978	$131,741	$351,023	$470,348
Equity compensation (a)	6,245	5,829	26,128	15,486
Tax effects of these adjustments (b)	(1,531)	(1,325)	(5,909)	(3,590)
Adjusted Net Income (c)	$104,692	$136,245	$371,242	$482,244

Earnings per common share:
Basic	$1.34	$1.67	$4.63	$5.67
Diluted	$1.31	$1.62	$4.51	$5.54
Adjusted Earnings per Common Share:
Basic	$1.41	$1.72	$4.90	$5.82
Diluted	$1.38	$1.67	$4.77	$5.68
Weighted average common shares outstanding:
Basic	74,461	79,085	75,809	82,901
Diluted	76,057	81,379	77,893	84,910

(a)	Represents non-cash charges related to equity-based compensation, which vary from period to period depending on certain factors such as timing and valuation of awards, achievement of performance targets and equity award forfeitures.
(b)
For the thirteen and thirty-nine weeks ended October 28, 2023 and October 29, 2022, this represents the estimated tax effect (by using the projected full year tax rates for the respective years) of the total adjustments made to arrive at Adjusted Net Income.

(c)
Effective January 28, 2023, we no longer exclude pre-opening expenses from our computations of Adjusted Net Income. Adjusted Net Income for the thirteen and thirty-nine weeks ended October 29, 2022 has been revised to the current period computation methodology.

Adjusted Net Income and Adjusted Earnings Per Common Share, Diluted, Guidance Reconciliation (amounts in millions, except per share data)

	Low Range*	High Range*
	Fiscal Year Ending February 3, 2024	Fiscal Year Ending February 3, 2024
Net Income	$520	$530
Equity compensation (a)	33	33
Tax effects of these adjustments (a)	(8)	(8)
Adjusted Net Income	$545	$555

Earnings Per Common Share, Diluted	$6.70	$6.85
Equity compensation (a)	0.43	0.43
Tax effects of these adjustments (a)	(0.08)	(0.08)
Adjusted Earnings per Common Share, Diluted	$7.05	$7.20

* Amounts presented have been rounded.
(a)	Adjustments include non-cash charges related to equity-based compensation (as defined above), which may vary from period to period. The tax effect of these adjustments is determined by using the projected full year tax rate for the fiscal year.

Adjusted Free Cash Flow
We define “Adjusted Free Cash Flow” as net cash provided by (used in) operating activities less net cash used in investing activities. We describe these adjustments reconciling net cash provided by operating activities to Adjusted Free Cash Flow in the following table (amounts in thousands):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Net cash provided by operating activities	$57,476	$50,763	$301,042	$309,169
Net cash used in investing activities	(42,345)	(31,677)	(150,191)	(79,811)
Adjusted Free Cash Flow	$15,131	$19,086	$150,851	$229,358

Adjusted Free Cash Flow, Guidance Reconciliation (amounts in millions)

	Low Range*	High Range*
	Fiscal Year Ending February 3, 2024	Fiscal Year Ending February 3, 2024
Net cash provided by operating activities	$475	$575
Net cash used in investing activities	(175)	(225)
Adjusted Free Cash Flow	$300	$350

* Amounts presented have been rounded.